Exhibit 99.1

  LOGILITY REPORTS SECOND QUARTER OF FISCAL YEAR 2006 RESULTS RECORD OPERATING
                   EARNINGS DRIVEN BY 447% LICENSE FEE GROWTH

    ATLANTA, Dec. 5 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced financial results for the second quarter of fiscal year 2006.

    Key financial highlights for Logility include:
     - Software license fees for the quarter ended October 31, 2005 were $3.6 million, an increase of 447% over the second quarter of fiscal 2005;
     - Services and other revenues for the quarter ended October 31, 2005 were $1.3 million, an increase of 16% over the second quarter of fiscal 2005;
     - Maintenance revenues for the quarter ended October 31, 2005 were $4.3 million, an increase of 44% over the second quarter of fiscal 2005;
     - Total revenues for the quarter ended October 31, 2005 were $9.3 million, an increase of 92% over the second quarter of fiscal 2005; and
     - Operating earnings for the quarter ended October 31, 2005 were $1.3 million, compared to an operating loss of $544,000 for the second quarter of fiscal 2005.

    GAAP net earnings were $3.7 million or $0.28 earnings per fully diluted share for the second quarter of fiscal 2006 compared to a net loss of $528,000 or $0.04 loss per basic share for the second quarter of fiscal 2005. Adjusted net earnings for the quarter ended October 31, 2005, which excludes the acquisition related intangibles costs, write-down of a minority investment and a tax benefit were $1.5 million or $0.11 earnings per fully diluted share compared to a loss of $428,000 or $0.03 loss per basic share for the same period last year.

    Total revenues for the six months ended October 31, 2005 were $17.2 million or a 67% increase compared to the comparable period last year. Software license fees for the six months period were $6.0 million or a 191% increase compared to the same period last year. Services and other revenues were $2.8 million or a 16% increase compared to the same period last year. Maintenance revenues were $8.4 million or a 45% increase compared to the same period last year. For the six months ended October 31, 2005, the Company reported operating earnings of approximately $2.0 million compared to an operating loss of $278,000 for the same period last year. GAAP net earnings were approximately $4.6 million or $0.34 per fully diluted share for the six months ended October 31, 2005 compared to a net loss of $151,000 or $0.01 per basic share for the same period last year. Adjusted net earnings year to date as of October 31, 2005, which excludes the acquisition-related intangibles costs, write-down of a minority investment and a tax benefit, were $2.5 million or $0.19 earnings per fully diluted share compared to a loss of $51,000 or negligible loss per basic share for the same period last year.

    The second quarter and six-month fiscal 2005 financial data included only the month of October 2005 for revenue and expenses from the Demand Management, Inc. subsidiary acquired on September 30, 2004, whereas the entire three-month and six-month periods in fiscal 2006 included revenue and expenses from Demand Management.

    The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

    The overall financial condition of the Company remains strong, with cash and investments of approximately $25.0 million.

    "Logility's performance in the second quarter was outstanding. License fees increased 447% and total revenues almost doubled compared to the same period last year. We added 22 new customers and achieved record operating earnings of $1.3 million," said J. Michael Edenfield, Logility president and chief executive officer. "Our industry-leading solutions, deep domain expertise, strong customer base and ability to deploy quickly, combined with our continued financial strength and organizational stability, provide a solid foundation upon which Logility will continue to deliver innovation and value for our customers."

    "In today's global market, it's survival of the fittest. Those companies that are able to become demand-driven and trim inefficiencies from their manufacturing and distribution cycles in the face of competitive, price and capacity demands will not only survive - they will thrive," continued Edenfield. "Logility provides supply chain solutions that give small, medium, large and Fortune 1000 companies the visibility they need to overcome global supply chain challenges, reduce costs and improve service."

    Highlights for the second fiscal quarter of fiscal 2006 include:

    Customers:
     - Notable new and existing customers placing orders with Logility in the second quarter include: A.O. Smith Water Products, Cavendish Farms, Hooker Furniture, Hughes Supply, Mendocino Forest Products, Murad,
       Novar EDS, Ruiz Food Products, Shaw Industries, St. Michelle Wine and Wrigley Chewing Gum Company (China) Ltd.
     - During the quarter, software license agreements were signed with customers located in seven countries including, Brazil, Canada, China, Italy, Mexico and the United Kingdom, as well as the United States.
     - Logility provided supply chain thought leadership during a standing room only session on "Performance Management - An Important Link in your Supply Chain" presented with Logility customer, A.O. Smith Water Products, at the APICS 2005 International Conference and Exposition.
     - Results from the most recent Logility customer satisfaction survey were announced. The results indicated overall high approval of the Logility customer support experience and provided insight into the key motivations leading customers to upgrade to the latest version of Logility Voyager Solutions(TM), including performance management, Sales and Operations Planning, supply optimization, global sourcing and transportation optimization.
     - Logility announced Standard Motor Products' rollout of Logility Voyager Solutions to meet new inventory management demands brought on by its acquisition of the Engine Management Division of Dana Corporation. With Logility Voyager Solutions, Standard Motor Products will be better able to proactively monitor supply chain performance and automate collaboration with key customers and suppliers.
     - Aberdeen Group, a leading industry research firm, highlighted a Logility aftermarket service parts customer in its recent "Best Practices in Sales and Operations Planning" report. The Logility customer was selected for their success in integrating demand planning, supply optimization and reverse logistics. The customer uses Logility Voyager Solutions for Demand Planning, Inventory Planning, Supply Planning and Global Sourcing to help manage inventory levels and the challenges of their complex global supply chain.
     - Remy International received a 2005 Technology & Business award from Start Magazine. The award honors manufacturers that have solved critical business issues with the use of technology. Remy implemented Logility Voyager Solutions to reduce demand volatility and improve factory scheduling, generate a one-number forecast for its business, decrease inventory and streamline the sales and operations planning process.

    Products and Technology:
     - Demand Management, Inc. announced that Demand Solutions(R) Forecast Management and Demand Solutions Requirements Planning are available for the Microsoft SQL Server database, making the company's DS One forecasting platform even more flexible.
     - Logility announced Connections 2006: Your Ticket to Supply Chain Success conference to be held March 15-16, 2006 in Nashville, Tennessee at the Loews Vanderbilt Hotel. The event will give attendees exposure to best practices from industry peers, insight from leading supply chain experts and guidance for preparing their businesses for success with demand-driven supply chain initiatives.
     - Logility held its latest Supply Chain Power Hour webcast on "Best Practices in Sales and Operations Planning (S&OP)." The webcast helped companies understand how S&OP best practices can help balance and synchronize operational plans to achieve corporate objectives, stay competitive, increase profitability, expand market share and drive customer service excellence. Speakers participated from Logility and Aberdeen Group.

    About Logility

    With more than 1,100 customers worldwide, Logility is a leading provider of collaborative supply chain planning solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility Voyager Solutions feature performance monitoring capabilities in a single Internet-based framework and provide supply chain visibility; demand, inventory and replenishment planning; supply and global sourcing optimization; transportation planning and execution; and warehouse management. Demand Solutions provide forecasting, demand planning and point- of-sale analysis for maximizing profits in manufacturing, distribution and retail operations. Logility customers include Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Remington Products Company, Sigma Aldrich, Under Armour Performance Apparel and VF Corporation. Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2005 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404)
264-5206; INTERNET: www.logility.com or E-mail: askLogility@logility.com.

    Logility Voyager Solutions is a trademark of Logility and Demand Solutions is a registered trademark of Demand Management. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                                 LOGILITY, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                    Second Quarter Ended                        Six Months Ended
                                                        October 31,                               October 31,
                                           --------------------------------------    --------------------------------------
                                                                          Pct                                       Pct
                                              2005          2004          Chg.          2005          2004          Chg.
                                           ----------    ----------    ----------    ----------    ----------    ----------
Revenues:
  License                                  $    3,589    $      656           447%   $    6,025    $    2,070           191%
  Services & other                              1,336         1,148            16%        2,783         2,408            16%
  Maintenance                                   4,349         3,027            44%        8,369         5,784            45%
    Total Revenues                              9,274         4,831            92%       17,177        10,262            67%

Cost of Revenues:
  License                                         918           840             9%        1,923         1,700            13%
  Services & other                                894           588            52%        1,766         1,250            41%
  Maintenance                                   1,007           632            59%        1,934         1,072            80%
    Total Cost of Revenues                      2,819         2,060            37%        5,623         4,022            40%
Gross Margin                                    6,455         2,771           133%       11,554         6,240            85%
Operating expenses:
  Research and development                      1,741         1,404            24%        3,396         2,735            24%
  Less: capitalized
   development                                   (616)         (711)          (13)%      (1,233)       (1,381)          (11)%
  Sales and marketing                           2,493         1,779            40%        4,680         3,636            29%
  General and administrative                    1,489           805            85%        2,517         1,490            69%
  Acquisition related
   amortization of intangibles                     87            38            nm           174            38            nm

    Total operating expenses                    5,194         3,315            57%        9,534         6,518            46%
Operating earnings                              1,261          (544)           nm         2,020          (278)           nm
  Interest income & Other, net                      6            16           (63)%         149           127            17%
Income before income taxes                      1,267          (528)           nm         2,169          (151)           nm
     Income tax
      provision/(benefit)                      (2,458)            -             -        (2,425)            -             -
Net Earnings                               $    3,725    $     (528)           nm    $    4,594    $     (151)           nm
Earnings per common share -
 Basic                                     $     0.29    $    (0.04)           nm    $     0.36    $    (0.01)           nm
Earnings per common share -
 Diluted                                   $     0.28    $    (0.04)           nm    $     0.34    $    (0.01)           nm

Weighted average number of
 common shares
    Basic                                      12,737        13,013                      12,806        13,052
    Diluted                                    13,206        13,013                      13,354        13,052

Reconcilitaiton of Adjusted Net
 Income:
Net Earnings                               $    3,725    $     (528)                 $    4,594    $     (151)
Acquisition related amortization of
 intangibles                                       87             -                         174             -
Write-down of minority investment                 160           100                         160           100
 Income tax provision/(benefit)                (2,458)            -                      (2,425)            -
Adjusted Net Earnings                      $    1,514    $     (428)                 $    2,503    $      (51)

Adjusted Net Earnings per Share            $     0.11    $    (0.03)                 $     0.19    $     0.00

nm- not meaningful

                           Consolidated Balance Sheet
                                   Information
                                 (in thousands)

                                                 October 31,
                                           ------------------------
                                              2005          2004
                                           -----------   ----------
                                           (Unaudited)
Cash and Short & Long term
 investments                               $    25,049   $   20,996
Accounts Receivable:
   Billed                                        4,843        4,096
   Unbilled                                      1,744          505
Total Accounts Receivable, net                   6,587        4,601
Prepaids & Other Current Assets                  1,602        1,877

PP&E,net                                           448          260
Capitalized Software, net                        6,138        6,263
Deferred Income Tax                              4,996            -
Non-current Assets                               7,942        9,017

     Total Assets                          $    52,762   $   43,014

Accounts Payable                           $       193   $      470
Other Current Liabilities                        7,679        5,467
Deferred Income Tax                              6,546            -
Deferred Revenues                                8,765        5,695
Shareholders' Equity                            29,579       31,382

     Total Liabilities &
      Shareholders' Equity                 $    52,762   $   43,014

SOURCE  Logility, Inc.
    -0-                             12/05/2005
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of Logility, Inc., +1-404-264-5477/
    (AMSWA LGTY)